Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2014 in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-172202) and related Prospectus of Snap Interactive, Inc. for the registration of up to 4,117,500 shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, New York
March 25, 2014